EXHIBIT 10.26

FIRST AMENDMENT TO

REAL ESTATE SALE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT (“Amendment”) is made as of February 28, 2022 (the “Effective Date”) by and between RALEIGH HOTEL ASSOCIATES, LLC, a Delaware limited liability company (“Seller”), and CS Acquisition Vehicle, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A.Seller and Purchaser are parties to that certain Real Estate Sale Agreement dated as of November 30, 2021 (the “Agreement”) with respect to certain real estate and related assets located at 1707 Hillsborough Street, Raleigh, North Carolina 27605, as more particularly described in the Agreement.

B.Seller and Purchaser desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1.Incorporation of Recitals; Definitions. The recitals set forth in this Amendment are incorporated herein by reference and made a part hereof as if fully set forth as paragraphs in this Agreement. Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings when used herein ascribed to such terms in the Agreement.

2.Due Diligence Period. Concurrently with the full execution and delivery of this Amendment, the Due Diligence Period shall expire. Purchaser intends to proceed with the acquisition, and no additional notice to proceed shall be required as contemplated by Section 5(a) of the Agreement (i.e., this Amendment is also a notice to proceed from Purchaser).

3.Additional Deposit. Pursuant to Section 4(b) of the Agreement, Purchaser shall deposit the Additional Deposit with Escrow Agent no later than March 2, 2022.

4.Closing Date. Section 10(a) of the Agreement is hereby amended and restated in its entirety as follows: “The closing of the transactions contemplated by this Agreement (the “Closing”) shall be accomplished through the escrow referred to in Section 10(b) below and shall take place on the date which is the earlier to occur of (i) May 2, 2022 or (ii) thirty-five (35) days after Purchaser provides written notice of its election to proceed to Closing (as applicable, the “Closing Date”).”

5.Closing Date Extension. Purchaser may extend the Closing Date for a period of up to thirty (30) days by delivering written notice to Seller and Escrow Agent at least fourteen (14) days prior to the then currently scheduled Closing Date, which notice shall be accompanied by an extension deposit of Eight Hundred Thousand and No/100 Dollars ($800,000.00) (the “Closing Extension Deposit”). The Closing Extension Deposit shall be treated as Earnest Money for all purposes under the Agreement, including application to the Purchase Price and each express provision providing that it may be refunded to Purchaser (i.e., pursuant to Sections 6(c)(ii), 11 [but excluding Section 11(e)], 17(b)(1), 17(c), 22(a) and 23(b)).

6.Full Force and Effect; Governing Law. Except as provided in this Amendment, the terms and provisions of the Agreement remain unchanged and remain in full force and effect. The Agreement, as modified and amended by this Amendment, is hereby ratified and confirmed in all respects. This Amendment shall be governed by the internal laws of the State of North Carolina.

7.Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterpart originals, each of which, when taken together, shall be deemed one and the same instrument. In order to expedite the transaction contemplated herein, electronically delivered signatures (including via DocuSign) may be used in place of original signatures on this Amendment. Seller and Purchaser intend to be bound by the signatures on the electronically delivered document and are aware that the other party will rely on the electronically delivered signatures.

[Signatures on following pages]

ACTIVE 63252825

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

SELLER:

RALEIGH HOTEL ASSOCIATES, LLC,

a Delaware limited liability company

By:_/s/ Scott M. Kucinski___________

Name:Scott M. Kucinski

Its:Signatory

PURCHASER:

CS ACQUISITION VEHICLE, LLC,

a Delaware limited liability company

By:  /s/ Brendan F. Miller

Name:  Brendan F. Miller

Its:  Signatory

Signature Page to First Amendment to Real Estate Sale Agreement [Core Space/Raleigh Hotel Associates – DT Raleigh]